Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS
Luxembourg, April 27, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2023.
“The first quarter represented a strong start for 2023 as we execute on our plan to recover from the impact of the COVID-19 pandemic. Our first quarter financial performance was better than plan with $1.5 million of Adjusted EBITDA and gross profit margins of 23%, representing a $5.6 million improvement in Adjusted EBITDA and an eight hundred basis point improvement in gross profit margins over the first quarter 2022. These results were primarily driven by revenue growth in pre-foreclosure solutions in our Servicer and Real Estate segment from the ongoing recovery of the default market, company-wide cost savings measures we took in 2022 and early 2023 and $1.3 million in other income related to an India tax refund,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We believe we are well positioned in 2023 to return to year-over-year revenue growth and generate positive Adjusted EBITDA. In our countercyclical Servicer and Real Estate business, we anticipate revenue and Adjusted EBITDA growth from market tailwinds, sales pipeline and wins, and scale. In our Origination business, we are maintaining a strong sales pipeline and making good progress converting sales wins to revenue. Our sales progress and efficiency initiatives should help return our Origination segment to revenue growth and improved Adjusted EBITDA for the year in what is forecasted to be a very difficult origination market. The stronger performance of our segments, combined with cost discipline in corporate and the steps we took to strengthen our balance sheet, should help us return to a growth Company and create substantial value for our stakeholders.”
First Quarter 2023 Highlights(1)
Corporate and Financial:
•Focused on growing the sale pipeline, improving operational efficiencies, reducing costs, and strengthening liquidity as the Company continued to seek to mitigate the impacts of the COVID-19 pandemic, governmental moratoriums and loss mitigation measures that affect the timing of the recovery of the market for default-related services
•Ended the first quarter 2023 with $43.1 million of cash and cash equivalents
•Ended the first quarter 2023 with $184.1 million of net debt(2)
•First quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) of $1.5 million
•Executed amendments to the Company’s senior secured term loans credit agreement and revolving credit facility (together, “Credit Agreements”) that, among other things, extended the maturity dates to April 2025, with an option to extend to April 2026, subject to certain terms and conditions(3)
•Generated $20.5 million in net proceeds from the sale of Altisource common stock
•Used $20 million of proceeds of the stock sale to repay a portion of the senior secured term loans
Business and Industry:
•The Servicer and Real Estate segment continues to benefit from the restart of the default market and efficiency initiatives

◦Service revenue of $29.8 million, a 10% increase compared to the first quarter of 2022
◦Gross profit of $12.2 million, a 39% increase compared to the first quarter of 2022
◦Gross profit margin of 41% compared to 32% in the first quarter of 2022
◦Income from operations of $9.9 million, a 73% increase compared to the first quarter of 2022
◦Adjusted EBITDA(2) of $11.1 million, a 63% increase compared to the first quarter of 2022
◦Adjusted EBITDA margin(2) of 37% compared to 25% in the first quarter of 2022
•Industrywide foreclosure initiations were 10% lower for the first quarter of 2023, compared to the same period in 2022 (and 28% lower than the same pre-COVID-19 period in 2019)(4)
•Industrywide foreclosure sales were 45% higher for the first quarter of 2023, compared to the same period in 2022 (although still 44% lower than the same pre-COVID-19 period in 2019)(4)
•The Servicer and Real Estate segment and Origination segment had strong sales wins which we estimate represent $14.4 million and $3.4 million, respectively, of annualized revenue on a stabilized basis
•The weighted sales pipeline in the Servicer and Real Estate segment represents $37 million to $46 million in estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
•The weighted sales pipeline in the Origination segment represents $18 million to $23 million in estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
•Service revenue in the Origination segment of $7.3 million grew by 16.5% compared to the fourth quarter of 2022, representing the first quarter of sequential revenue growth in this segment in eight quarters
First Quarter 2023 Financial Results
•Service revenue of $37.1 million
•Loss before income taxes and non-controlling interests of $(11.3) million
•Net loss attributable to Altisource of $(12.9) million
•Adjusted EBITDA(2) of $1.5 million
First Quarter 2023 Results Compared to the First Quarter 2022 (unaudited):

(in thousands, except per share data)	First Quarter 2023	First Quarter 2022	% Change
Service revenue	$37,071	$37,763	(2)
Loss from operations	(3,590)	(8,327)	57
Adjusted operating income (loss)(2)	2,275	(5,635)	140
Loss before income taxes and non-controlling interests	(11,338)	(11,143)	(2)
Pretax loss attributable to Altisource(2)	(11,418)	(11,304)	(1)
Adjusted pretax loss attributable to Altisource(2)	(5,553)	(8,612)	36
Adjusted EBITDA(2)	1,472	(4,143)	136
Net loss attributable to Altisource	(12,947)	(12,190)	(6)
Adjusted net loss attributable to Altisource(2)	(7,086)	(9,294)	24
Diluted loss per share	(0.70)	(0.76)	8
Adjusted diluted loss per share(2)	(0.38)	(0.58)	34
Net cash used in operating activities	(3,058)	(16,910)	82
Net cash used in operating activities less additions to premises and equipment(2)	(3,058)	(16,984)	82
•First quarter 2023 loss before income taxes and non-controlling interests includes $3.2 million of debt amendment costs (no comparative amount for the first quarter of 2022) and $0.7 million of other income related to the change in fair value of warrant liability (no comparative amount for the first quarter of 2022).
________________________
(1)Applies to 2023 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)For additional information on our Credit Agreements, refer to our SEC filings. The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the filed Credit Agreements
(4)Based on data from Black Knight’s Mortgage Monitor and First Look reports through March 2023

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2023	2022

Service revenue	37,071	37,763
Reimbursable expenses	2,310	1,592
Non-controlling interests	80	161
Total revenue	39,461	39,516
Cost of revenue	30,957	33,869
Gross profit	8,504	5,647
Selling, general and administrative expenses	12,094	13,974

Loss from operations	(3,590)	(8,327)
Other income (expense), net:
Interest expense	(6,760)	(3,556)
Change in fair value of warrant liability	694	—
Debt amendment costs	(3,242)	—
Other income (expense), net	1,560	740
Total other income (expense), net	(7,748)	(2,816)

Loss before income taxes and non-controlling interests	(11,338)	(11,143)
Income tax provision	(1,529)	(886)

Net loss	(12,867)	(12,029)
Net income attributable to non-controlling interests	(80)	(161)

Net loss attributable to Altisource	$(12,947)	$(12,190)

Loss per share:
Basic	$(0.70)	$(0.76)
Diluted	$(0.70)	$(0.76)

Weighted average shares outstanding:
Basic	18,442	15,956
Diluted	18,442	15,956

Comprehensive loss:
Comprehensive loss, net of tax	$(12,867)	$(12,029)
Comprehensive income attributable to non-controlling interests	(80)	(161)

Comprehensive loss attributable to Altisource	$(12,947)	$(12,190)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$43,113	$51,025
Accounts receivable, net	14,257	12,989
Prepaid expenses and other current assets	13,061	23,544
Total current assets	70,431	87,558

Premises and equipment, net	3,500	4,222
Right-of-use assets under operating leases	5,107	5,321
Goodwill	55,960	55,960
Intangible assets, net	30,450	31,730
Deferred tax assets, net	5,031	5,048
Other assets	7,104	5,166

Total assets	$177,583	$195,005

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$33,029	$33,507
Warrant liability	7,402	—
Deferred revenue	2,874	3,711
Other current liabilities	2,680	2,867
Total current liabilities	45,985	40,085

Long-term debt	213,879	245,230
Deferred tax liabilities, net	8,806	9,028
Other non-current liabilities	19,310	19,536

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 20,815 outstanding as of March 31, 2023; 16,129 outstanding as of December 31, 2022)	29,963	25,413
Additional paid-in capital	166,704	149,348
Retained earnings	96,243	118,948
Treasury stock, at cost (9,148 shares as of March 31, 2023 and 9,284 shares as of December 31, 2022)	(404,060)	(413,358)
Altisource deficit	(111,150)	(119,649)

Non-controlling interests	753	775
Total deficit	(110,397)	(118,874)

Total liabilities and deficit	$177,583	$195,005

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(12,867)	$(12,029)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	699	958
Amortization of right-of-use assets under operating leases	472	1,144
Amortization of intangible assets	1,280	1,284
Share-based compensation expense	1,445	1,290
Bad debt expense	40	343
Amortization of debt discount	904	166
Amortization of debt issuance costs	627	276
Deferred income taxes	(155)	67
Loss on disposal of fixed assets	23	—
Change in fair value of warrant liability	(694)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,308)	(653)
Prepaid expenses and other current assets	10,506	(3,558)
Other assets	(2,044)	143
Accounts payable and accrued expenses	(478)	(4,515)
Current and non-current operating lease liabilities	(465)	(1,279)
Other current and non-current liabilities	(1,043)	(547)
Net cash used in operating activities	(3,058)	(16,910)

Cash flows from investing activities:
Additions to premises and equipment	—	(74)
Net cash used in investing activities	—	(74)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	20,461	—
Debt issuance and amendment costs	(4,786)	—
Repayments of long-term debt	(20,000)	—
Distributions to non-controlling interests	(102)	(264)
Payments of tax withholding on issuance of restricted share units and restricted shares	(460)	(1,014)
Net cash used in financing activities	(4,887)	(1,278)

Net decrease in cash, cash equivalents and restricted cash	(7,945)	(18,262)
Cash, cash equivalents and restricted cash at the beginning of the period	54,273	102,149

Cash, cash equivalents and restricted cash at the end of the period	$46,328	$83,887

Supplemental cash flow information:
Interest paid	$5,221	$3,090
Income taxes (refunded) paid, net	(4,663)	3,257
Acquisition of right-of-use assets with operating lease liabilities	258	29
Reduction of right-of-use assets from operating lease modifications or reassessments	—	(173)

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	$—	$(62)
Warrants issued in connection with Amended Credit Agreement	8,096	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income (loss), pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted EBITDA, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2023 and 2022, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income (loss) is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from net loss attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs, unrealized gain on warrant liability and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs, unrealized gain on warrant liability and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2023	2022

Loss from operations	$(3,590)	$(8,327)

Intangible asset amortization expense	1,280	1,284
Share-based compensation expense	1,445	1,290
Cost of cost savings initiatives and other	591	118
Debt amendment costs	3,242	—
Unrealized gain on warrant liability	(693)	—

Adjusted operating income (loss)	$2,275	$(5,635)

Loss before income taxes and non-controlling interests	$(11,338)	$(11,143)

Non-controlling interests	(80)	(161)
Pretax loss attributable to Altisource	(11,418)	(11,304)
Intangible asset amortization expense	1,280	1,284
Share-based compensation expense	1,445	1,290
Cost of cost savings initiatives and other	591	118
Debt amendment costs	3,242	—
Unrealized gain on warrant liability	(693)	—

Adjusted pretax loss attributable to Altisource	$(5,553)	$(8,612)

Net loss attributable to Altisource	$(12,947)	$(12,190)

Income tax provision	1,529	886
Interest expense (net of interest income)	6,326	3,511
Depreciation and amortization	1,979	2,242
Share-based compensation expense	1,445	1,290
Cost of cost savings initiatives and other	591	118
Debt amendment costs	3,242	—
Unrealized gain on warrant liability	(693)	—

Adjusted EBITDA	$1,472	$(4,143)

Net loss attributable to Altisource	$(12,947)	$(12,190)

Intangible asset amortization expense, net of tax	1,278	1,282
Share-based compensation expense, net of tax	1,167	1,176
Cost of cost savings initiatives and other, net of tax	491	127
Debt amendment costs, net of tax	3,242	—
Unrealized gain on warrant liability, net of tax	(693)	—
Certain income tax related items	376	311

Adjusted net loss attributable to Altisource	$(7,086)	$(9,294)

Diluted loss per share	$(0.70)	$(0.76)

Intangible asset amortization expense, net of tax, per diluted share	0.07	0.08
Share-based compensation expense, net of tax, per diluted share	0.06	0.07
Cost of cost savings initiatives and other, net of tax, per diluted share	0.03	0.01
Debt amendment costs, net of tax, per diluted share	0.18	—
Unrealized gain on warrant liability, net of tax, per diluted share	(0.04)	—
Certain income tax related items per diluted share	0.02	0.02

Adjusted diluted loss per share	$(0.38)	$(0.58)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2023	2022

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,280	$1,284
Tax benefit from intangible asset amortization	(2)	(2)
Intangible asset amortization expense, net of tax	1,278	1,282
Diluted share count	18,442	15,956

Intangible asset amortization expense, net of tax, per diluted share	$0.07	$0.08

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,445	$1,290
Tax benefit from share-based compensation expense	(278)	(114)
Share-based compensation expense, net of tax	1,167	1,176
Diluted share count	18,442	15,956

Share-based compensation expense, net of tax, per diluted share	$0.06	$0.07

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$591	$118
Tax (benefit) provision from cost of cost savings initiatives and other	(100)	9
Cost of cost savings initiatives and other, net of tax	491	127
Diluted share count	18,442	15,956

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.03	$0.01

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$3,242	$—
Tax benefit from debt amendment costs	—	—
Debt amendment costs, net of tax	3,242	—
Diluted share count	18,442	15,956

Debt amendment costs, net of tax, per diluted share	$0.18	$—

Calculation of the impact of unrealized gain on warrant liability, net of tax
Unrealized gain on warrant liability	$(693)	$—
Tax benefit from unrealized gain on warrant liability	—	—
Unrealized gain on warrant liability, net of tax	(693)	—
Diluted share count	18,442	15,956

Unrealized gain on warrant liability, net of tax, per diluted share	$(0.04)	$—

Certain income tax related items resulting from:
Certain income tax related items	376	311
Diluted share count	18,442	15,956

Certain income tax related items per diluted share	$0.02	$0.02

Net cash used in operating activities	$(3,058)	$(16,910)
Less: additions to premises and equipment	—	(74)

Net cash used in operating activities less additions to premises and equipment	$(3,058)	$(16,984)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	March 31, 2023	March 31, 2022

Senior Secured Term Loans	$227,204	$247,204
Less: Cash and cash equivalents	(43,113)	(79,952)

Net debt	$184,091	$167,252
Note: Amounts may not add to the total due to rounding.